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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant	☒
Filed by a party other than the registrant	☐

Check the appropriate box:
☐	Preliminary proxy statement
☒	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

KID CASTLE EDUCATIONAL CORPORATION

(Name of Registrant as specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction: N.A.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

KID CASTLE EDUCATIONAL CORPORATION
8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan ROC
Taipei, Taiwan
(886) 2-2218-5996

October 9, 2008

Dear Shareholders:

You are cordially invited to attend the Kid Castle Educational Corporation Annual Meeting of Shareholders to be held at 9 a.m. (local time) on Thursday, November 20, 2008 at Taipei Silicon Valley International Assembly Hall, B1, No. 207, Sec. 3, Beisin Rd., Hsien Tien City, Taipei County, Taiwan, ROC. Directions to the Annual Meeting location map are included with this Notice of Annual Meeting and Proxy Statement.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement. At the meeting, we will also report on Kid Castle Educational Corporation’s operations and respond to any questions you may have.

YOUR VOTE IS VERY IMPORTANT.  Whether or not you plan to attend, it is important that your shares be represented. Please sign, date, and return the enclosed proxy card to the Company at 8th Floor, No. 98 Min Chuan Road, Hsien Tien, Taipei, Taiwan ROC, Taipei, Taiwan by no later than November 18, 2008 in the enclosed postage prepaid envelope in order to ensure that your vote is counted . If you attend the meeting, you will, of course, have the right to vote your shares in person.

Very truly yours,

/s/ Min-Tan Yang
Min-Tan Yang Chief Executive Officer and Director

KID CASTLE EDUCATIONAL CORPORATION
8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan ROC
Taipei, Taiwan
(886) 2-2218-5996

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Thursday, November 20, 2008

To the Shareholders:

The Annual Meeting of the Shareholders of Kid Castle Educational Corporation (“Kid Castle”), a Florida corporation, will be held at 9 a.m. (local time) on Thursday, November 20, 2008 at Taipei Silicon Valley International Assembly Hall, B1, No. 207, Sec. 3, Beisin Rd., Hsien Tien City, Taipei County, Taiwan, ROC for the following purposes:

1.	To elect five directors to serve until the Annual Meeting of Shareholders for the 2008 fiscal year and until their respective successors are elected and qualified;

2.	To ratify and approve the selection of Brock, Schechter & Polakoff, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008;

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on September 29, 2008 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

The Company’s Proxy Statement is submitted herewith. Financial and other information concerning the Company is contained in the enclosed Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007.

By order of the Board of Directors

/s/ Min-Tan Yang
Min-Tan Yang Chief Executive Officer and Director

Taipei, Taiwan
October 9, 2008

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT TO THE COMPANY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. GIVING THIS PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

KID CASTLE EDUCATIONAL CORPORATION
8th Floor, No. 98 Min Chuan Road
Hsien Tien, Taipei, Taiwan ROC
Taipei, Taiwan
(886) 2-2218-5996

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
Thursday, November 20, 2008

This Proxy Statement is furnished by the Board of Directors of Kid Castle Educational Corporation, a Florida corporation (the “Company” or “Kid Castle”), to the holders of common stock, no par value, of the Company (the “Common Stock”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders of the Company for fiscal year 2008 (the “Annual Meeting”), to be held at 9 a.m. (local time) on Thursday, November 20, 2008, at Taipei Silicon Valley International Assembly Hall, B1, No. 207, Sec. 3, Beisin Rd., Hsien Tien City, Taipei County, Taiwan, ROC and at any adjournment thereof. Directions to the Annual Meeting location are provided at the end of this Proxy Statement.

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

We sent you this proxy statement and the accompanying proxy card because the Board of Directors of Kid Castle Education Corporation is soliciting your proxy to vote at our 2008 Annual Meeting of Shareholders. You are invited to attend the annual meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card.

We intend to mail this proxy statement and the accompanying proxy card on or about October 9, 2008 to all shareholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on September 29, 2008, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 25,000,000 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, Securities Transfer Corporation, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

You are being asked to vote on the election of five directors (Proposal 1) and to consider and act on a proposal to ratify the selection of Brock, Schechter & Polakoff, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 (Proposal 2). When you sign and mail the proxy card, you appoint Min-Tan Yang and Suang-Yi Pai as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Mr. Yang and Mr. Pai.) This way, your shares will be voted even if you cannot attend the meeting.

How do I vote?

For the election of directors, you may either vote “For” all the nominees or you may “Withhold” your vote for any nominee you specify. You may also abstain from voting on the matter. For any other matter to be voted on (if any), you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy or voting instruction form with these proxy materials from that organization rather than from us. You can vote by using the proxy or voting information form provided by your broker, bank or other agent or, if made available, vote by telephone or the internet. To vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank, or other agent. Under a legal proxy, the bank, broker, or other agent confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a legal proxy. Please allow sufficient time to receive a legal proxy through the mail after your broker, bank, or other agent receives your request.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on September 29, 2008, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director and “For” the ratification of the selection of Brock, Schechter & Polakoff, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008. If any other matter is properly presented at the meeting, one of the named proxies on your proxy card as your proxy will vote your shares in their discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date,

•	You may send a written notice that you are revoking your proxy to our Secretary at 8th Floor, No. 98 Min Chuan Road Hsien Tien, Taipei, Taiwan ROC, or

•	You may attend the annual meeting and vote in person (If you hold your shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the meeting).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors, “Against” votes, abstentions and broker non-votes (if applicable). A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions and broker non-votes will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of under which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the proposal regarding the election of directors. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•
For the election of directors, the five nominees receiving the largest number of “For” votes (among votes properly cast in person or by proxy) will be elected as directors. There is no cumulative voting for our directors. Withhold votes will have no practical effect in the election of directors because withhold votes do not represent votes “For” a nominee.

•
For ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2008, if the number of “For” votes exceeds the number of “Against” votes, then the selection of Brock, Schechter & Polakoff, LLP will be ratified.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by shareholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Generally, abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1.  ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION.

Five directors, to hold office until the next annual meeting of shareholders and until their successors are elected and qualified, are to be elected at the Annual Meeting. It is intended that the accompanying proxy will be voted in favor of the following persons to serve as directors unless the shareholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, the proxy holders have authority to cast votes for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

The following persons have been nominated by the Company’s Board of Directors to be elected as directors at the Annual Meeting:

Name	Age*	Title
Mr. Min-Tan Yang	42	Chief Executive Officer and Director
Mr. Suang-Yi Pai	47	Chairman, Director and Acting Chief Finance Officer
Mr. Ming-Tsung Shih	39	Director
Mr. Robert Theng	46	Director
Mr. Ping-Hsiung Wang	43	Director

*Age at December 31, 2007

Information about the Nominees

Mr. Min-Tan Yang was elected by the Board of Directors to fill an existing vacancy and appointed chief executive officer on November 2, 2005. He has a master’s degree from the Department of Business Administration of Da-Yeh University. Mr. Yang has served as a director of Shanghai Taiwan Businessmen Elementary School in China since January 2005 and a director of Global International Education Ltd. since July 2001. In 2002 Mr. Yang was appointed as the chairman of two of the Company’s schools in Taiwan. Currently he is the chairman of four of the Company’s schools.

Mr. Suang-Yi Pai was elected to replace Mr. Kuo An Wang as the chairman of the board on November 2, 2005. Mr. Pai has served as a director of the company since October 2002. Since 1998, Mr. Pai has served as the general manager of Chin Yi Fung Enterprises Co., Ltd., a privately held company engaged in the manufacture of sandals.

Mr. Ming-Tsung Shih has served as a director of the Company since 2003. Mr. Shih is a lecturer at Tunghai University and has been the Financial Manager of Wuxi Paiho Textile Ltd., a company that manufactures and sells textile material, since 2007. From 2007 to November 2003, Mr. Shih served as Financial Manager of Sunspring Metal Corporation, a company that manufactures and sells hydrant fittings. From 2002 to 2003, Mr. Shih served as the Financial Manager of Chin Yi Fung Enterprises Co., Ltd., a privately held company engaged in the manufacture of sandals. Prior to that, Mr. Shih was the Audit Manager of T N Soong & Co., a member firm of Deloitte & Touche, from 1995 to 2002.

Mr. Robert Theng is currently an associate professor of Graduate Institute of Management, Da-Yeh University and an adjunct professor of School of Business, Lawrence Technological University, USA and Walton College, Canada. Mr. Theng received his Ph.D. in Industrial Engineering, from Mississippi State University, USA in 1996 and his Master’s of Business Administration from Meinders School of Business, Oklahoma City University, USA in 1992.

Mr. Ping-Hsiung Wang was elected by the Board of Directors to fill an existing vacancy and appointed Director on April 8, 2008. Currently, Mr. Wang is also serving as the chairman of two pre-schools in Taiwan and as a director of two pre-schools in Shanghai. From January to December 2004, Mr. Wang was the vice president of the Pre-School Educational and Protection Association of Tucheng City in Taipei County, Republic of China.

These directors will be elected for one-year terms at the annual shareholders meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board. There are also no arrangements, agreements or understandings between non-management shareholders that may directly or indirectly participate in or influence the management of the Company’s affairs.

None of the candidates is subject to (i) any material proceedings adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries or (ii) any other legal proceeding.

The Board of Directors recommends that shareholders vote “FOR” the nominees named in this Proxy Statement. The five individuals receiving the greatest number of votes will be deemed elected even if they do not receive a majority vote.

CORPORATE GOVERNANCE

Board Meetings

The Board of Directors held nine Board of Director meetings and two meetings with the Company’s auditors during 2007. During 2007, all directors attended at least 75 percent of the meetings of the Board of Directors. The Company’s Bylaws provide that the Board of Directors should meet annually for the election of the Company’s officers and hold regular meetings.

Committees

The Board of Directors does not have a standing audit committee, a standing nominating, or a compensation committee. Instead, the whole Board of Directors performs the functions of these committees. We do not have nominating and compensation committees because we feel that the entire Board of Directors can best perform this function.

In its Audit Committee role, the Board of Directors is responsible for the general oversight of the Company’s financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with standards of business conduct and for discussing the audited financial statements with the company. While the entire Board of Directors served as the Company's Audit Committee and assumed responsibility for reviewing the Company's financial statements with the Company's auditors during the fiscal year ended December 31, 2007, the two independent directors, Messrs. Shih and Theng, held separate reviewing sessions with the Company's auditors to discuss and ensure the accuracy and reliability of the Company's financial statements in addition to those sessions conducted with the full Board of Directors.

Audit Committee Financial Expert

Board Member Ming-Tsung Shih qualifies as an audit committee financial expert according to the standard set forth in Regulation S-K, Item 407. The entire Board of Directors serves as the Company’s Audit Committee.

Shareholder Communications with the Board of Directors

Shareholders may communicate with the Board of Directors by writing a letter to the Board of Directors. The letter should detail matters that the shareholder would like bring to the attention of the Board of Directors. If the Board of Directors deem a reply is necessary and appropriate, it will using the return address indicated in the shareholder’s letter. Shareholder’s letters should be addressed to the Board of Directors and be delivered by courier or registered post to Kid Castle Educational Corporation, 8th Floor, No. 98 Min Chuan Road, Hsien Tien, Taipei, Taiwan ROC. Attention should be directed to the Investor Relations officer, Ms. Lily Huang.

REPORT OF THE BOARD OF DIRECTORS ON FINANCIAL AUDIT OBLIGATION

The Board of Directors serves as the Audit Committee of the Company and is responsible for the general oversight of the Company’s financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with standards of business conduct. Management of the Company has primary responsibility for preparing financial statements of the Company as well as the Company’s financial reporting process. Brock, Schechter & Polakoff LLP, acting as independent auditors, is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.

In this context, the Board of Directors hereby reports as follows:

(1)   The Board of Directors have reviewed and discussed the audited financial statements for fiscal years 2007 with the Company’s management and with the independent auditors.

(2)   The Board of Directors have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees.

(3)   The Board of Directors has received the written disclosures and the letter from the independent auditors required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and has discussed with Brock, Schechter & Polakoff, LLP the matter of that firm’s independence.

(4)   Based on the review and discussion referred to in paragraphs (1) through (3) above, the Board of Directors have approved that the audited financial statements be included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2007 filed September 23, 2008 with the Securities and Exchange Commission (“SEC”).

The Board of Directors

Min-Tan Yang
Suang-Yi Pai
Ming-Tsung Shih
Robert Theng
Ping Hsiung Wang

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of December 31, 2007, the number and percentage of our 25,000,000 outstanding shares of common stock that were beneficially owned by (i) each person who is currently a director, (ii) each executive officer, (iii) all current directors and executive officers as a group, and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock.

Name and Address of Beneficial Owner(1)	Number of Shares	Percent of Class(2)
Mr. Suang-Yi Pai / 8th Floor, No. 98 Min Chuan Road, Hsien Tien Taipei, Taiwan, R.O.C .	4,841,377	19.37

Mr. Min-Tang Yang / 8th Floor, No. 98 Min Chuan Road, Hsien Tien Taipei, Taiwan, R.O.C	9,165,538	36.66

Mr. Ming-Tsung, Shih / No. 29 Yongdong Street Yushun Villiage, Lukang Township Chang Hua, Taiwan, R.O.C	-	-

Mr. Robert Theng / 3 Ally 21 Ln 36 Chieh Shou S. Rd. Changhua 500, Taiwan, R.O.C.	-	-

Mr. Ping Hsiung Wang / 11F., No.34, Lane 126, Sec. 1, Xuefu Rd., Tucheng City, Taipei County, Taiwan, (R.O.C.)	-	-

All officers and directors as a group (5 persons)	14,006,915	56.03

Notes:
(1)	Unless otherwise indicated, the address of each person listed is 8th Floor, No. 98 Min Chuan Road, Hsien Tien, Taipei, Taiwan, Republic of China.

(2)	Based on 25,000,000 shares of common stock outstanding as of December 31, 2007.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In late 2005, our company experienced financial difficulties and was incapable of generating cash flows sufficient to sustain our operations. At the time, our Board of Directors approached Messrs. Pai and Yang for financial aid and management support. Mr. Pai, a director of the Company, was elected Chairman on November 2, 2005 and subsequently arranged for short-term loans for the Company from two third parties, Olympic Well International Ltd. (“Olympic”) and Chen-Chen Shih (“Shih”). The loans were payable in three months in the amount of approximately $690,000 and $60,000 respectively, with a 7% annual interest rate. Mr. Yang, who was elected as a director of the Company on November 2, 2005, loaned us approximately $1.05 million with a 7% annual interest rate. As of July 31, 2006, the remaining debt owed by the Company to Olympic and Shih was assigned to Mr. Pai pursuant to an Assignment Agreement dated as of August 1, 2006. On December 28, 2006, pursuant to a loan settlement and conversion agreement, the parties agreed to convert a portion of the loans to stock at a conversion price of $0.15 per share and to issue promissory notes for the remaining amount. The promissory notes were due in one year and had an annual interest rate of 7%. These transactions are summarized in the following table:

	Outstanding Principal as of 12/28/2006 ($)	Amount of Residual Promissory Note ($)	Promissory Note Due Date	Promissory Note Interest Rate (%)	Principal converted to Common Stock ($0.15/ share)	Shares of Common Stock
Mr. Suang-Yi Pai	407,725	107,680	12/27/2007	7	300,045	2,000,297
Mr. Min-Tan Yang	840,789	240,789	12/27/2007	7	600,000	4,000,000

As of December 31, 2007, the remaining outstanding principal and accrued interest on the notes $ 374,715 was fully repaid in cash.

Policies and Procedures for Related Person Transactions

The Company recognizes that Related Person Transactions (defined as transactions, arrangements or relationships in which the Company was, is or will be a participant and the amount involved exceeds $10,000, and in which any Related Person (defined below) had, has or will have a direct or indirect interest) may raise questions among shareholders as to whether those transactions are consistent with the best interests of the Company and its shareholders. It is the Company’s policy to enter into or ratify Related Person Transactions only when the Board of Directors determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders, including but not limited to situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally.

“Related Person” is defined as follows:

1.	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

2.	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities;

3.
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and

4.
any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Directors and executive officers are required to submit to the Board of Directors, acting in its role as Audit Committee, a list of immediate family members and a description of any current or proposed Related Person Transactions on an annual basis and provide updates during the year.

In its review of any Related Person Transactions, the Board of Directors must consider all of the relevant facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Company; the impact on a director’s independence in the event the Related Person is a director, an immediately family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. No member of the Board of Directors may participate in any review, consideration or approval of any Related Person Transaction with respect to which such member or any of his or her immediate family members is the Related Person. The Board of Directors will approve or ratify only those Related Person Transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders, as the Board of Directors determines in good faith. The Board of Directors will convey the decision to the Chief Executive Officer or the Chief Financial Officer, who will convey the decision to the appropriate persons within the Company.

Director Independence

Based on the definition of “independent director” contained in the American Stock Exchange, Inc. Company Guide, which is the standard the Company has chosen to report under, Messrs. Shih, Theng and Wang are “independent directors.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee Interlocks and Insider Participation

As the Company does not have a Compensation Committee, it has implemented the following procedures to determine the Company's executive compensation program. Compensation for the CEO and the CFO has been approved by the independent directors of the Board. Compensation for other executive officers and senior management is determined by the CEO or CFO pursuant to authority delegated to them by the Board of Directors. None of our executive officers serve as members of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

In light of the financial distress of the Company in 2005, the Company's CEO, Mr. Yang, and CFO, Mr. Pai, volunteered to receive nominal salary from the Company. In 2006, Mr. Yang’s and Mr. Pai’s annual salaries were $18,509 and $18,190, respectively, which was substantially lower than the compensation paid to executives in similar positions at peer companies. In 2007, Mr. Yang’s and Mr. Pai’s annual base salaries were $72,524 and $54,225, respectively.

Elements to Executive Compensation

The Company’s executive compensation program is designed to attract and retain executives responsible for the Company’s long-term success, to reward executives for achieving both financial and strategic company goals and to provide a compensation package that recognizes individual contributions as well as overall business results. The Company’s executive compensation program also takes into account the compensation practices of companies with whom Kid Castle competes for executive talent.

The two components of the Company’s executive compensation program are base salary and annual discretionary bonuses. Overall compensation is intended to be competitive for comparable positions at peer companies.

Objectives. The objectives of the Company's executive compensation policies are to attract and retain highly qualified executives by designing the total compensation package to motivate executives to provide excellent leadership and achieve Company goals; to align the interests of executives, employees, and stockholders by establishing cohesive management, financial, operation and marketing goals that reflect the Company's strategic growth plan; and to provide executives with reasonable security, through retirement plans and annual discretionary bonuses that motivate them to continue employment with the Company and achieve goals that will make the Company thrive and remain competitive in the long-run.

Linkage between compensation programs and Company objective and values. We link executive compensation closely with the Company objectives, which we believe are dependent on the level of employee engagement, operational excellence, cost management and profitability achieved. Currently, the primary quantifiable measurement of operational excellence for the Company is the achievement of profitability, which is directly related to increasing annual revenue. Executives' annual performance evaluations are based in part on their achievement of the aforementioned goals and in part on revenue targets that may be established by the Board of Directors at the beginning of each fiscal year. The Board of Directors has not set a specific revenue goal for the award of bonuses for fiscal 2008. The Company currently does not have a defined non-equity incentive plan in place for its named executives. Instead, the disinterested members of the Board of Directors determines if any annual discretionary bonuses should be awarded to named executives in conjunction with the named executives’ annual performance evaluations. As indicated in the Summary Compensation Table below, during the last three fiscal years, the Board of Directors has not elected to award any annual discretionary bonuses to any named executives.

The roles of various elements of compensation. Executive compensation includes base salary, annual discretionary bonuses awarded by the Board of Directors in conjunction with named executives’ annual performance evaluations and other annual compensation granted under the non-contributory defined benefit retirement plan. Collectively, the Board's objective is to ensure a total pay package that is appropriate given the performance of both the Company and the individual named executive.

Governance practices concerning compensation. The Board of Directors has implemented a number of procedures that the Board follows to ensure good governance. These include setting CEO and CFO salaries, authorizing the CEO or the CFO to set the salaries of presidents and vice presidents, including Mrs. Huang, President of Shanghai Operations, setting annual goals for the Company, reviewing proposals for stock incentive plans, exercising fiduciary responsibilities over retirement plans, overseeing management development and succession planning, and keeping adequate records of its activities.

Base Salary

Each named executive’s base salary is initially determined with reference to competitive pay practices of peer companies (where such information is publicly available) and is dependent upon the executive’s level of responsibility and experience. The Board of Directors uses its discretion, rather than a formal weighting system, to evaluate these factors and to determine individual base salary levels. Thereafter, base salaries are reviewed periodically and increases are made based on the Board of Director’s subjective assessment of individual performance, as well as the factors discussed above. In light of the financial distress of the Company in 2005, Messrs. Pai and Yang volunteered to receive no salary payments from the Company. In 2006, Messrs. Pai and Yang were awarded $18,190 and $18,509 annual salary packages, respectively. Mrs. Huang, President of Shanghai Operations, is subject to a conditional payment arrangement for her base salary for fiscal year 2007. Under this arrangement, 20 percent of her base salary is withheld and paid only if the Company is able to maintain its revenue at the fiscal year 2006 level. In 2007, Mr. Yang’s and Mr. Pai’s annual base salaries were $72,524 and $54,225, respectively.

To ensure that its overall compensation is competitive, the Company reviews executive compensation, including both base salary and variable compensation, with a range of peer companies that offer tuition services in the child education industry and have physical presence in the PRC and ROC regions. The data gathered on these business entities is publicly available information from industry specific resources and the Internet. However, many of the Company’s peers are not publicly-traded companies and, as a result, only limited information regarding executive compensation is available. The English-language teaching and educational services industry in Asia is highly fragmented, varying significantly among different geographic locations and types of consumers. Our main competitors in Taiwan include Giraffe Language School, Joy Enterprise Organization, Jordan's Language School, Gram English, and Hess Educational Organization. Our main competitors in the People's Republic of China include English First, New Oriental Educational & Technology Group, DD Dragon Education Organization and Only Education Group. More information regarding our main competitors in the PRC and ROC regions can be found in our annual report on Form 10-K/A for the fiscal year ending December 31, 2007, as filed with the SEC on September 23, 2008.

Based on its review of the information available, our Board of Directors estimates that the range of annual salary for chief executive officers of our peer companies is $90,000 to $144,000.

Annual Discretionary Bonuses

In past years the company has paid annual discretionary bonuses to its executives, however, due to the Company’s overall performance in 2007, the Company’s executive officers were not awarded bonuses.

Summary Compensation Table

The following table sets forth information about the compensation paid or accrued by the Company to the Company’s chief executive officer, chief financial officer, and one other most highly compensated executive officer, (our “named officers”) for the last three completed fiscal years:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Mr. Min-Tan Yang Chief Executive Officer	2007 2006 2005	72,524 18,509 -	- - -	- - -	- - -	- - -	- - -	1,281 - -	(i)	73,805 18,509 -

Mr. Suang-Yi Pai Chief Financial Officer and Secretary	2007 2006 2005	54,225 18,190 -	- - -	- - -	- - -	- - -	- - -	- - -		54,225 18,190 -
		76,7676,						3
Mrs. Chin-Chen Huang President of Shanghai Operation	2007 2006 2005	76,132 70,565 59,129	- - -	- - -	- - -	- - -	- - -	3,291 3,746 5,505	(ii) (iii) (iv)	79,423 74,311 64,634

Notes:
(i)
Estimated annual retirement benefits of Mr. Yang under the Company’s non-contributory defined benefit retirement plan, includes health, accident, and labor insurance premiums in the aggregate amount of $380, and accrued retirement benefits under the Company’s non-contributory defined benefit retirement plan in the amount of $901.

(ii)
Estimated annual retirement benefits of Mrs. Huang under the Company’s non-contributory defined benefit retirement plan, includes health, accident, and labor insurance premiums in the aggregate amount of $1,528, and accrued retirement benefits under the Company’s non-contributory defined benefit retirement plan in the amount of $1,763.

(iii)
Estimated annual retirement benefits of Mrs. Huang under the Company’s non-contributory defined benefit retirement plan, includes health, accident, and labor insurance premiums in the aggregate amount of $2,160, and accrued retirement benefits under the Company’s non-contributory defined benefit retirement plan in the amount of $1,586.

(iv)
Estimated annual retirement benefits of Mrs. Huang under the Company’s non-contributory defined benefit retirement plan, includes health, accident, and labor insurance premiums in the aggregate amount of $3,582, and accrued retirement benefits under the Company’s non-contributory defined benefit retirement plan in the amount of $1,923.

Stock Option Grants in the Last Fiscal Year; Exercises of Stock Options

There were no grants of stock options during the fiscal year ended December 31, 2007. The Company has never granted any stock options.

Pension Plans

The Group maintains tax-qualified defined contribution and benefit retirement plan for its employees in accordance with the ROC Labor Standard Law. As a result, the Group currently maintains two different retirement plans with contribution and benefit calculation formulas. On July 1, 2005, the Bureau of National Health Insurance issued New Labor Retirement pension regulations in Taiwan. The Group has defined the new contribution retirement plan (the “New Plan”) covering all regular employees in Kid Castle Internet Technologies Limited (“KCIT”), and KCIT contributes monthly an amount equal to 6% of its employees’ basic salaries and wages to the Bureau of National Health Insurance. The Group still maintains the benefit retirement plan (the “Old Plan”), which commenced in September 2003 and only applies to the employees of KCIT who were employed before June 30, 2005, and KCIT contributes monthly an amount equal to 2% of its employees’ total salaries and wages to an independent retirement trust fund deposited with the Central Trust of China in accordance with the ROC Labor Standards Law in Taiwan. The retirement fund is not included in the Group’s financial statements. Net periodic pension cost is based on annual actuarial valuations which use the projected unit credit cost method of calculation and is charged to the consolidated statement of operations on a systematic basis over the average remaining service terms of current employees. Contribution amounts are determined in accordance with the advice of professionally qualified actuaries in Taiwan. Under the plan, the employees are entitled to receive retirement benefits upon retirement in the manner stipulated by the relevant labor laws in Taiwan. The benefits under the plan are based on various factors such as years of service and the final base salary preceding retirement.

PENSION BENEFITS

Name	Plan Name(i)		Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
CEO/PEO Mr Min-Tan Yang	-		-	-	-
CFO/PFO Mr. Suang-Yi Pai	-		-	-	-
President of Shanghai Operations Mrs. Chin-Chen Huang	Old and New	(i)	5	121,924	-

Notes:
(i)	The calculation of pension benefits under the Old Plan is applied prior to July 1, 2005 and calculation of pension benefits under the New Plan is applied after July 1, 2005.

Compensation Committee Report

As we do not have a compensation committee, the entire board of directors reviewed and discussed the Compensation Discussion and Analysis set forth above and agrees to its inclusion in this Proxy Statement dated October 9, 2008.

Suang-Yi Pai
Min-Tan Yang
Ming-Tsung Shih
Robert Theng
Ping Hsiung Wang

Director Compensation

The Company’s Bylaws provide that the Company’s directors may be paid their expenses and a fixed sum for attendance at meetings of the Board of Directors, may be paid a stated salary as a director, and no such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefore. Currently, each independent director is paid $609 (New Taiwan dollars $20,000) for his attendance at each regular Board meeting.

DIRECTOR COMPENSATION

Name(a)	Fees Earned or Paid in Cash(b) ($)	Stock Awards(c) ($)	Option Awards(d) ($)	Non-Equity Incentive Plan Compensation(e) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(f) ($)	All Other Compensation(g) ($)	Total(j) ($)
Mr. Ming-Tsung Shih	$5,115	-	-	-	-	-	$5,115
Mr. Robert Theng	$5,054	-	-	-	-	-	$5,054

CODE OF ETHICS

We have adopted a corporate code of ethics. We believe our code of ethics is reasonably designed to deter wrongdoing and promote honest and ethical conduct; provide full, fair, accurate, timely and understandable disclosure in public reports; comply with applicable laws; ensure prompt internal reporting of code violations; and provide accountability for adherence to the code. A copy of our corporate code of ethics may be obtained, without charge, upon written request to: HR Department, Mrs. Erica Lu, Kid Castle Educational Corporation, 8th Floor, No. 98 Min Chuan Road, Hsien Tien, Taipei, Taiwan ROC, Taipei, Taiwan.

PROPOSAL 2.  RATIFICATION AND APPROVE OF SELECTION OF AUDITORS.

The Board of Directors requests that the shareholders ratify and approve its selection of Brock, Schechter & Polakoff, LLP, independent auditors, to examine the consolidated financial statements of Kid Castle for the fiscal year ending December 31, 2008.

On July 28, 2006, we engaged Brock, Schechter & Polakoff, LLP, as our principal accountant, to audit our consolidated financial statements for the year ending December 31, 2005, 2006 and 2007. During the years ended December 31, 2007, 2006 and 2005, neither we (nor anyone on our behalf) consulted Brock, Schechter & Polakoff regarding: (i) either: the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our financial statements, and neither a written nor oral report was provided to us in which a conclusion reached by the new accountant was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a “disagreement” or a “reportable event” within the meaning of Item 304 of Regulation S-K.

Our principal accountant will be in attendance at the Annual Meeting to be held on Thursday, November 20, 2008. Subject to time restrictions, representative of Brock, Schechter & Polakoff, LLP will be available for questions on the day of the meeting.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the selection of Brock, Schechter & Polakoff, LLP as independent auditors of the Company.

Fees Paid to Independent Public Accountants for 2006 and 2007

Audit Fees. The total audit fees incurred for years 2006 and 2007 amounted to $136,325 and $121,026, respectively.

Audit-Related Fees. No audit-related fees were incurred in 2006 or 2007.

Tax Fees. The fees incurred for engaging tax advisors for years 2006 and 2007 amounted to US$13,000 and US$15,000, respectively.

All Other Fees. None.

Policy on Board of Directors Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board of Directors pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services. The Company’s independent auditors may be engaged to provide non-audit services only after the appointed Auditor has first considered the proposed engagement and has determined in each instance that the proposed services are not prohibited by applicable regulations and the auditors’ independence will not be materially impaired as a result of having provided these services. In making this determination, the Board of Directors take into consideration whether a reasonable investor, knowing all relevant facts and circumstances, would conclude that the Directors’ exercise of objective and impartial judgment on all issues encompassed within the auditors’ engagement would be materially impaired.

PROPOSALS OF SHAREHOLDERS

We expect to hold our next annual meeting on or about June 30, 2009. Shareholder proposals that are (a) intended for inclusion in next year’s proxy statement, or (b) to be presented at next year’s Annual Meeting without inclusion in the Company’s proxy materials, must be directed to the Corporate Secretary at the Company, 8th Floor, No. 98 Min Chuan Road, Hsien Tien, Taipei, Taiwan ROC, Taipei, Taiwan, and must be received by the Company prior to 5:00 p.m. on February 28, 2009. Any shareholder proposal for next year’s Annual Meeting submitted after 5:00 p.m. on February 28, 2009 will not be considered filed on a timely basis with the Company. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion; and (2) the proponent does not issue a proxy statement.

OTHER BUSINESS

It is not intended by the Board of Directors to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

KID CASTLE EDUCATIONAL CORPORATION

By Order of the Board of Directors

/s/ Min-Tan Yang
Min-Tan Yang
Chief Executive Officer and Director

Taipei, Taiwan
October 9, 2008

INCORPORATION BY REFERENCE AND AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The information contained in our Annual Report on Form 10-K/A filed with the SEC on September 23, 2008 is incorporated by reference herein.

A copy of the Company’s annual report on Form 10-K/A, as filed with the SEC, will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

[FRONT]

PROXY

FOR ANNUAL MEETING OF THE SHAREHOLDERS

KID CASTLE EDUCATIONAL CORPORATION

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Messrs. Min-Tan Yang and Suang-Yi Pai (collectively, the “Proxies”), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at 9 a.m. (local time) on Thursday, November 20, 2008 at Taipei Silicon Valley International Assembly Hall, B1, No. 207, Sec. 3, Beisin Rd., Hsien Tien City, Taipei County, Taiwan, ROC and at any adjournments thereof.

PROPOSAL 1. ELECTION OF DIRECTORS.

☐ FOR Election of directors:   Min-Tan Yang, Suang-Yi Pai, Ming-Tsung Shih, Robert Theng and Ping Hsiung Wang

☐ WITHHOLD AUTHORITY to vote for the following director nominees:
     (Proxies will vote “For” remaining nominees)

☐ ABSTAIN

PROPOSAL 2. APPROVE AUDITORS.

☐ FOR     ☐ AGAINST     ☐ ABSTAIN         Proposal to ratify and approve the selection of Brock, Schechter & Polakoff, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.

OTHER MATTERS

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

[REVERSE]

This proxy when properly signed, will be voted and will be voted in the manner directed herein by the undersigned shareholder. If NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

Signature

Signature, if held jointly

Dated: ____________________

IMPORTANT - PLEASE SIGN AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

“Map Location of Kid Castle Educational Corporation Annual Meeting of Shareholders”

To Taipei City
To JingMei
To MuZha
Silicon Valley
Sec. 3, ZhongXing Rd.
No. 4 Exit
MRT Dapinglin Station
No. 3 Exit
MinQuan Rd.
MinQuan Rd.
No. 1 Exit
No. 2 Exit
Sec. 3, Beisin Rd.